Exhibit 99.12

Accountants and Business Advisors

April 21, 2006

Mr. Joseph G. Stienessen, Audit Committee Chairman
Ms. Maryjo Cohen, Chairman and Chief Executive Officer
Mr. Randy F. Lieble, Chief Financial Officer
National Presto Industries Inc.,
3925 North Hastings Way
Eau Claire, WI 54703

SENT VIA EMAIL AND OVERNIGHT MAIL

Dear Mr. Stienessen, Ms. Cohen, and Mr. Lieble:

Pursuant to Item 4.02 (c)(2) of Form 8-K, attached please find our response to your Form 8-K filed April 19, 2006.

1901 S. Meyers Road
Suite 455
Oakbrook Terrace, IL 60181
T   630.873.2500
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Grant Thornton LLP
US member of Grant Thornton International

Accountants and Business Advisors

April 21, 2006

U. S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, DC 20549-5546

Re:	National Presto Industries, Inc. File No. 1-2451
Dear Sir or Madam:

We have read the statements made by National Presto Industries, Inc. (“National Presto” or “the Company”) which was filed with the Commission pursuant to Item 2 and 4 of Form 8-K as part of the Company’s Form 8-K report dated April 19, 2006. We disagree with certain statements concerning our Firm in such Form 8-K. We believe that National Presto should supplement or amend their Form 8-K filing as follows.

Grant Thornton LLP (“Grant Thornton” or “Grant”) disagrees with the statement that the Company received notice of non-reliance on our audit opinions on April 13, 2006. We communicated such notice to National Presto and to the Chairman of its Audit Committee by telephone conversations and by letter sent via facsimile on April 12, 2006 in addition our letter was sent by overnight mail on that same date.

Grant Thornton also disagrees with the Company’s characterization of the reasons for Grant’s notice of non-reliance. Our notice of non-reliance was based on the fact that certain information had not previously been provided to us and representations that had been made to us were not accurate. As we stated, in part, in our April 12, 2006 letter:

During the course of our audit, National Presto’s counsel affirmatively represented to us that he had direct conversations with the staff of the SEC regarding the proper form of financial filing following the Company’s registration under the Investment Company Act of 1940. Counsel represented in writing that the SEC staff would not object to National Presto filing its financial statements as an operating company on Form 10-K without the inclusion of a footnote with pro forma financial statement information consistent with investment company financial reporting requirements pursuant to Article 6 of Regulation S-X and Form N-CSR. Following the filing of the Form 10-K however, the SEC staff communicated in writing to Grant Thornton that the Company’s financial statement presentation did not comply with the conditions under which they would not object. Further, the Staff believes that the Company’s financial

1901 S. Meyers Road
suite 455
Oakbrook Terrace, IL 60181
T   630.873.2500
F   630.873.2800
W  www.grantthornton.com

Grant Thornton LLP
US member of Grant Thornton International

statement presentation in its Form 10-K has no basis in authoritative generally accepted accounting principles given the Company’s registration as an investment company.

Grant Thornton further disagrees with the Company’s statement in the Form 8-K that indicates that Grant failed to “apply investment company accounting principles as the basis of the operating company audit.” We believe this statement does not appropriately reflect that it is the Company’s responsibility to determine the applicable accounting principles under which it will report. Further, we believe that the statement related to our audit procedures as “an operating company audit” is confusing and has no basis in professional standards.

We note that the Company’s Item 4.02(b) disclosure does not specifically identify, as required by paragraph (b)(2) of that Item, the Company’s financial statements that can no longer be relied upon. We believe this disclosure should also state that our April 12, 2006 letter also communicated that our audit report on National Presto’s Internal Control over Financial Reporting as of December 31, 2005 should no longer be relied upon.

Finally, Grant Thornton further disagrees with the Company’s characterization of the matters included in the letter dated April 11, 2006 that Grant received from the SEC staff. That letter requested us to indicate to the staff whether we would withdraw our opinion(s) but did not include any statements by the SEC staff indicating why such a withdrawal would be required, as currently implied in the Company’s Form 8-K.